SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 14, 2004


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


        Nevada                       000-21640              88-0136443
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(State or other jurisdiction        (Commission           (I.R.S. Employer
    of incorporation)               File Number)         Identification No.)




2411 West Sahara Avenue, Las Vegas, Nevada                    89102
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 8.01.        OTHER EVENTS.

     On July 13, 2004, the Compensation and Governance Committee of the Board of Directors of the Company approved the grant of an aggregate of 1.1 million shares of restricted common stock to the Company's top six executive officers. The shares will vest annually in equal installments over a ten-year period. These grants are designed to provide long-term incentives to motivate and retain the senior management team. Due to the recent retirement of the Company's former Chief Operating Officer, an aggregate of 754,704 shares underlying unvested options and unvested restricted shares were forfeited by him. Those shares thereby became available again for grant under the Company's Stock Compensation Program which is described in the Company's most recently filed Proxy Statement. The additional charges to the Company of the new restricted stock grants, the reduction in charges due to the forfeited restricted shares, as well as the related increase in the net number of shares of common stock outstanding are reflected in the guidance provided in the Company's earnings release dated July 14, 2004. The earnings release is posted on the Company's website at www.stationcasinos.com.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Station Casinos, Inc.



Date:    July 14, 2004            By:  /s/ Glenn C. Christenson
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                                           Glenn C. Christenson
                                           Executive Vice President, Chief
                                           Financial Officer,
                                           Chief Administrative
                                           Officer and Treasurer




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